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JMP FINANCIAL, INC.
753 Grand Marais
Grosse Pointe Park, MI 48230
(313) 824-1711





                                                May 27, 1998


Board of Directors
Cerro Gordo Building and Loan s.b.
229 East South Street
Cerro Gordo, Illinois


Dear Sirs and Madam:

     We hereby consent to the use of our firm's name in the applications for conversion of Cerro Gordo Building and Loan s.b., Cerro Gordo, Illinois, and any amendments thereto, filed with the Illinois Office of Banks and Real Estate (the "Commissioner"), in the Form SB-2 Registration Statement, and any amendments thereto, and in the Acquisition Application and the Holding Company Application of CGB&L Financial Group, Inc., as filed with the U.S. Securities and Exchange Commission, Commissioner, and the Federal Reserve Board, respectively. We also hereby consent to the inclusion of, a summary of, and references to our appraisal report, including updates, and our opinion concerning subscription rights in such filings including the Prospectus of CGB&L Financial Group, Inc., and the Proxy Statement of Cerro Gordo Building and Loan, s.b.


                                                Sincerely,

                                                /s/ JMP Financial, Inc.
                                                -----------------------------
                                                JMP Financial, Inc.